Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of June 11, 2004

by and among

LANGUAGE LINE, INC.

and

THE GUARANTORS PARTY HERETO

and

MERRILL LYNCH & CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

BANC OF AMERICA SECURITIES LLC

as Representatives of the Initial Purchasers named herein

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of June 11, 2004 by and among LANGUAGE LINE, INC., a Delaware corporation (the “Company”), each of the guarantors listed in Schedule A attached hereto (the “Guarantors”, and together with the Company, the “Issuers”), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill Lynch”) and each other Initial Purchaser set forth on Schedule B attached hereto (collectively, the “Initial Purchasers”), for whom Merrill Lynch and Banc of America Securities LLC are acting as representatives (the “Representatives”).

This Agreement is made pursuant to the Purchase Agreement dated as of June 3, 2004 by and among the Issuers and the Initial Purchasers (the “Purchase Agreement”), which provides for, among other things, the sale by the Company to the Initial Purchasers of an aggregate of $165,000,000 principal amount of the Company’s 11-1/8% Senior Subordinated Notes due 2012 (the “Notes”) which are to be unconditionally guaranteed on a senior subordinated basis (the “Guarantees”, and together with the Notes, the “Securities”) as described in the Purchase Agreement. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 2(e) hereof.

“Advice” shall have the meaning set forth in the last paragraph of Section 3 hereof.

“Applicable Period” shall have the meaning set forth in Section 3(r) hereof.

“Business Day” shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law to be closed.

“Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors and permitted assigns.

“Depository” shall mean The Depository Trust Company or another Person appointed by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Effectiveness Period” shall have the meaning set forth in Section 2(b)(ii) hereof.

“Event Date” shall have the meaning set forth in Section 2(e)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall mean the exchange offer by the Issuers of Exchange Securities for Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Securities” shall mean the 11-1/8% Senior Subordinated Notes due 2012, issued by the Company and unconditionally guaranteed by the Guarantors on a senior subordinated basis pursuant to, and entitled to the benefits of, the Indenture or a trust indenture which is substantially identical to the Indenture (which, in either case, shall be qualified under the TIA) and registered pursuant to an effective Registration Statement under the Securities Act, to be offered to Holders of Securities in exchange for Transfer Restricted Securities pursuant to the Exchange Offer, which shall have terms identical to the terms of the Transfer Restricted Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on such Transfer Restricted Securities or, if no such interest has been paid, from the Issue Date, (ii) the transfer restrictions thereon shall be eliminated and (iii) such Exchange Securities shall not be entitled to Additional Interest as set forth in Section 2(e) below). The Exchange Securities will be issued as evidence of the same continuing indebtedness of the Issuers and will not constitute the creation of new indebtedness.

“Guarantors” shall have the meaning set forth in the preamble to this Agreement and also includes the respective successors and permitted assigns of each Guarantor.

“Holder” shall mean each Initial Purchaser, for so long as it owns any Transfer Restricted Securities, and each direct and indirect successor, assign and transferee of such Initial Purchaser who becomes a registered owner of Transfer Restricted Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

“Indenture” shall mean the Indenture relating to the Securities dated as of June 11, 2004 among the Issuers and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.

“Inspectors” shall have the meaning set forth in Section 3(m) hereof.

“Issue Date” shall mean the date on which the Securities are originally issued.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities.

“Merrill Lynch” shall have the meaning set forth in the preamble to this Agreement.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Participating Broker-Dealer” shall mean any Initial Purchaser or other broker-dealer that holds Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Exchange Securities to be received in the Exchange Offer.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Records” shall have the meaning set forth in Section 3(m) hereof.

“Registration Default” shall have the meaning set forth in Section 2(e)(i).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all applicable SEC or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD, (iii) all applicable expenses incurred by the Issuers in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Issuers and of the independent certified public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to such performance or compliance with this Agreement, (v) the fees and expenses of the Trustee, and any exchange agent or custodian, (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Securities on any securities exchange or exchanges, if the Company, in its discretion, elects to make any such listing, (vii) all rating agency fees, if any, (viii) the reasonable fees and expenses of one counsel, if any, designated in writing by the Majority Holders to act as counsel for the Holders of the Transfer Restricted Securities in connection with a Shelf Registration Statement and (ix) any fees and disbursements to be paid by the Issuers or sellers of securities and the fees and expenses of any special experts retained by the Issuers in connection with any Shelf Registration Statement; but excluding fees and disbursements of counsel to, or other advisors or experts retained (severally or jointly) by the Holders (other than as set forth in (ii) and (viii) above), agency and other fees, expenses, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

“Registration Statement” shall mean any registration statement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement) of the Issuers which covers any of the Exchange Securities or the Transfer Restricted Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble to this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Event” shall have the meaning set forth in Section 2(b)(i) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, pursuant to the provisions of Section 2(b) hereof which covers all of the Transfer Restricted Securities, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“TIA” shall mean the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Agreement.

“Transfer Restricted Securities” shall mean each Security, if issued; provided, however, that each Security shall cease to be a Transfer Restricted Security when (i) with respect to a Security only, such Security has been exchanged by a person other than a Participating Broker-Dealer in the Exchange Offer for an Exchange Security or, provided the Holder thereof received timely and proper notice of the Exchange Offer, was entitled to be exchanged by such person in the Exchange Offer by such person, but was not properly tendered into, or was withdrawn from, the Exchange Offer, (ii) with respect to a Security only, following the exchange by a Participating Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, such Exchange Security is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented, (iii) such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) such Security is distributed to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (v) such Security shall have been otherwise transferred by the holder thereof and a new security not bearing a legend restricting further transfer shall have been delivered by the Issuers and subsequent disposition of such new security shall not require registration or qualification under the Securities Act or any similar state law then in force, or (vi) such Security ceases to be outstanding.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2. Registration Under the Securities Act.

(a) Exchange Offer. (i) To the extent not prohibited by any applicable law or applicable policy of the SEC, the Issuers shall, for the benefit of the Holders, at their cost, (A) not later than 90 days after the Issue Date, file the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the offer by the Issuers to the Holders to exchange all of the Transfer Restricted Securities for a like aggregate principal amount of Exchange Securities, (B) use their respective commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC on or prior to 210 days after the Issue Date and (C) use their respective commercially reasonable efforts to complete such Exchange Offer of Transfer Restricted Securities for Exchange Securities on or prior to 240 days after the Issue Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall commence the Exchange Offer, subject to the terms and conditions hereof, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Transfer Restricted Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of any Issuer within the meaning of Rule 405 under the Securities Act, (b) is not a broker-dealer tendering Transfer Restricted Securities acquired directly from an Issuer (or an affiliate of such Issuer) for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing (within the meaning of the Securities Act) the Exchange Securities) and to transfer such Exchange Securities from and after their receipt without any limitations or restrictions on transfer under the Securities Act and under state securities or blue sky laws.

(ii) In connection with the Exchange Offer, the Issuers shall:

(A) mail as promptly as practicable after the Exchange Offer Registration Statement has been declared effective under the Securities Act to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with, in the case of a Holder who holds Securities held in physical certificated form, an appropriate letter of transmittal and related documents and, in the case of a Holder who is the beneficial owner of such Securities held in book-entry form, instructions regarding the procedures for automated delivery of such Securities pursuant to the Depository’s Automated Tender Offer Program and related documents;

(B) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”):

(C) utilize the services of the Depository for the Exchange Offer;

(D) permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to 5:00 p.m. (New York time) on the last Business Day of the Exchange Period by telegram, telex, facsimile transmission or letter to the institution specified in the notice, setting forth the name of such Holder, the principal amount of Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Securities exchanged;

(E) notify each Holder that any Transfer Restricted Securities not tendered or withdrawn will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(F) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

(iii) The Exchange Securities shall be issued under (A) the Indenture or (B) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities or the Securities shall have the right to vote or consent as a separate class on any matter.

(iv) The Exchange Offer shall not be subject to any conditions other than (A) that, in the opinion of counsel to the Company, the Exchange Offer does not violate applicable law or any applicable policy or interpretation of the staff of the SEC, (B) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which, in the Issuers’ reasonable judgment, might impair the ability of the Issuers to proceed with the Exchange Offer, nor shall any material adverse development have occurred in any such action or proceeding with respect to any Issuer, (C) all governmental approvals which the Issuers deem necessary for the consummation of the Exchange Offer shall have been obtained and (D) the due tendering of Transfer Restricted Securities in accordance with the terms of the Exchange Offer. As soon as practicable after the close of the Exchange Offer the Issuers shall:

(1) accept for exchange all Transfer Restricted Securities properly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal and related documents or automated delivery instructions and related documents, as the case may be, of which shall be exhibit thereto; and

(2) deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange by the Issuers, and issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, a new Exchange Security equal in principal amount to the principal amount of the Securities surrendered by such Holder and accepted for exchange.

(v) To the extent not prohibited by any law or applicable policy of the SEC, the Issuers shall use their commercially reasonable efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. Each Holder of Securities who wishes to exchange such Securities for Exchange Securities in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (A) such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) such Holder is not a broker-dealer tendering Transfer Restricted Securities acquired directly from the Company (or an affiliate of the Company) for its own account and (C) any Exchange Securities to be received by such Holder will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. Each Participating Broker-Dealer will be required to further represent that any Transfer Restricted Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver the Prospectus included in the Exchange Offer Registration Statement in connection with the resale of Exchange Securities to the extent it is subject to the prospectus delivery requirements of the SEC. The Company may inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Securities in the Exchange Offer.

(vi) Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, modified as necessary, solely with respect to Transfer Restricted Securities that are Exchange Securities held by Participating Broker-Dealers and Transfer Restricted Securities entitled to a Shelf Registration pursuant to the first paragraph of Section 2(b) hereof.

(b) Shelf Registration. (i) In the event that (A) due to any change in applicable law, SEC rules, regulations, policy or applicable interpretations by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (B) the Exchange Offer is not consummated within 240 days of the Issue Date, (C) the Initial Purchasers so request with respect to Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer or (D) any Holder of Transfer Restricted Securities (other than the Initial Purchasers) notifies the Company within 20 Business Days after the commencement of the Exchange Offer that it is not eligible to participate in the Exchange Offer or will not receive freely tradable Exchange Securities in the Exchange Offer other than by reason of such Holder being an affiliate of the Issuers; provided, however, that the requirement that a Participating Broker-Dealer deliver the Prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Securities shall not result in such Exchange Securities being not “freely tradable” (any of the events specified in (A)-(D) being a “Shelf Registration Event”), then the Issuers shall, at their own cost (1) prior to 45 days after such filing obligation arises, file a Shelf Registration Statement covering resales of the Securities or the Exchange Securities, as applicable and (2) use their respective commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC within 135 days after such filing obligation arises. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not materially misleading.

(ii) The Issuers agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the second anniversary of the Issue Date (subject to extension pursuant to the last sentence of Section 3 hereof) (or such shorter period that will terminate when all of the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise cease to be Transfer Restricted Securities) (the “Effectiveness Period”). The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Transfer Restricted Securities copies of any such supplement or amendment (or, with respect to documents incorporated by reference, to make available) promptly after its being used or filed with the SEC.

(c) Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or 2(b) hereof. Each Holder shall pay all expenses of its counsel (other than as set forth otherwise in this Agreement), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

(d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Transfer Restricted Securities may legally resume. The Issuers will be deemed not to have used their best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if they voluntarily take any action that would result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Securities covered thereby not being able to exchange or offer and sell such Transfer Restricted Securities during that period, unless such action is required by, or advisable under, applicable law.

(e) Additional Interest. (i) In the event that (A) on or prior to the 90th day after the Issue Date, an Exchange Offer Registration Statement has not been filed with the SEC, (B) on or prior to the 210th day after the Issue Date (the “Effectiveness Target Date”), an Exchange Offer Registration Statement has not been declared effective, (C) on or prior to the 240th day after the Issue Date, the Exchange Offer has not been consummated, (D) the Shelf Registration Statement is required to be filed but is not filed or declared effective within the time periods required in Section 2(b) above or (E) any Registration Statement required hereby is filed and declared effective prior to the Effectiveness Target Date but shall thereafter cease to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Securities, as the case may be, during the periods specified herein (as a result of an order suspending the effectiveness of such Registration Statement or otherwise) without being immediately succeeded by an additional Registration Statement covering the Transfer Restricted Securities which has been filed and declared effective (each such event referred to in clauses (A) through (E), a “Registration Default”), then the Issuers shall pay, jointly and severally, additional interest to each Holder of Transfer Restricted Securities as to which such Registration Default relates (“Additional Interest”), with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, at a rate equal to 0.25% per annum of the principal amount of the Securities. The amount of Additional Interest will increase by an additional 0.25% per annum of the principal amount of the Securities at the end of each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to an aggregate maximum amount of

1.00% per annum of the principal amount of the Securities. Additional Interest shall be computed based on the actual number of days elapsed during which any such Registration Default exists. Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease and the interest rate will revert to the original rate.

(ii) The Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid in arrears by depositing with the Trustee, in trust, for the benefit of the Holders of Transfer Restricted Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable in arrears on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from, and including the day following, the applicable Event Date.

3. Registration Procedures. In connection with the obligations of the Issuers with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuers shall:

(a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Issuers, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof. The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for inclusion therein without the Holders being afforded an opportunity to review such documentation a reasonable time prior to the filing of such document or if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

(c) in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Securities, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Securities is being filed and advising such Holder that the distribution of Transfer Restricted Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Transfer Restricted Securities, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the disposition of the Transfer Restricted Securities; and (iii) subject to the last paragraph of Section 3 hereof, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus or any amendment or supplement thereto;

(d) in the case of a Shelf Registration, use its commercially reasonable efforts to register or qualify, as may be required by applicable law, the Transfer Restricted Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Transfer Restricted Securities covered by a Registration Statement shall reasonably request in advance of such date of effectiveness, and do any and all other acts and things which are reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities owned by such Holder; provided, however, that no Issuer shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject or (iii) make any changes to its formative documents or by-laws or any agreement between it and/or its subsidiaries and its shareholders;

(e) in the case of (i) a Shelf Registration or (ii) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(r) hereof, notify each Holder of Transfer Restricted Securities, or such Participating Broker-Dealers, as the case may be, and their counsel, if any and if the existence of such counsel is known to the Company, promptly and confirm such notice in writing (if such notice was not originally given in writing) (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) if any Issuer receives any notification with respect to the suspension of the qualification of the Transfer Restricted Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise during the Effectiveness Period or the Applicable Period, as the case may be, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

(f) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

(g) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities, without charge, one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Transfer Restricted Securities covered by such Shelf Registration to be sold and relating to the subsequent transfer of such Securities; and cause such Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least three Business Days prior to the closing of any sale of Transfer Restricted Securities;

(i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(B), 3(e)(C), 3(e)(D), 3(e)(E) or 3(e)(F) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to the subject Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that (subject to Section 3(a)), as thereafter delivered to the purchasers of the Transfer Restricted Securities to whom a Prospectus is being delivered by a Participating Broker-Dealer who has notified the Company that it will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(e) hereof, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder or Participating Broker-Dealer, as applicable, to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event;

(j) use its commercially reasonable efforts to obtain a CUSIP number for all Exchange Securities not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities in a form eligible for deposit with the Depository;

(k) (i) cause the Indenture or the indenture provided in Section 2(a) to be qualified under the TIA in connection with the registration of the Transfer Restricted Securities, (ii) cooperate with the Trustee or any trustee under such indenture and the Holders to effect such changes to the Indenture or such indenture as may be required for the Indenture or such indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its commercially reasonable efforts to cause the Trustee or any trustee under such indenture to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture or such indenture to be so qualified in a timely manner;

(l) if a Shelf Registration is filed pursuant to Section 2(b), make available for the period specified in Section 2(b)(ii) for inspection by not more than one counsel for all selling Holders of Transfer Restricted Securities and each such person who would be an “underwriter” as a result of the sale by such person of the Transfer Restricted Securities of any such Holder and any attorney or accountant retained by any such underwriters (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers (collectively, the “Records”), and cause the officers, directors and employees of the Issuers to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement and, in each case as shall be reasonably necessary, in the judgment of the respective counsel referred to above, to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall be maintained in confidence and shall not be disclosed by the Inspectors to any other Person until such time as (1) the disclosure of such Records is required to be set forth in the Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement as the case may be, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, (in which case the subject information may only be disclosed to another Person following such time as the Shelf Registration Statement in which such information is included is publicly filed by the Issuers with the SEC), (2) such Person shall be legally compelled to disclose such information pursuant to a subpoena or other order from a court of competent jurisdiction (but only after such Person shall have given the Company prior written notice of such requirement) or (3) the information in such Records has been made generally available to the public. Each such Inspector will be required to agree to keep information obtained by it as a result of its inspections pursuant to this Agreement confidential and not to use such information as the basis for any market transactions in the securities of any Issuer unless and until such is made generally available to the public. Each Inspector will be required to further agree that it will, upon learning that disclosure of such Records is sought under (1) above, give notice to the Company and allow the Company and its subsidiaries at their expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(m) use their commercially reasonable efforts to comply with all applicable rules and regulations of the SEC so long as the provisions of this Agreement are applicable and make generally available to its security holders earnings statements satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any 12-month period (or 105 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

(n) if an Exchange Offer is to be consummated, upon valid delivery of Transfer Restricted Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities, the Company shall mark, or cause to be marked, on such Transfer Exchange Securities and on the books of the Trustee, the Registrar (as defined in the Indenture) and, if necessary, the Depository, delivered by such Holders that such Transfer Restricted Securities are being canceled in exchange for the Exchange Securities; but in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied solely as a result of being exchanged for Exchange Securities in the Exchange Offer;

(o) provide reasonable assistance to each seller of Transfer Restricted Securities covered by any Registration Statement participating in the disposition of such Transfer Restricted Securities and one counsel acting on behalf of all such sellers in connection with the filings, if any, required to be made with the NASD; and

(p) in the case of the Exchange Offer Registration Statement (A) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which section shall be reasonably acceptable to Merrill Lynch on behalf of the Initial Purchasers, and which shall contain a summary statement of the positions publicly taken or policies made public by the staff of the SEC with respect to the potential “underwriter” status of any Participating Broker-Dealer, including a statement that any such Participating Broker-Dealer who receives Exchange Securities for Transfer Restricted Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, (B) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (C) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Participating Broker-Dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, (D) use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by Participating Broker-Dealers for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Securities; provided, however, that such period shall not be required to exceed the earlier of (i) 180 days from the date the Exchange Offer Registration Statement was first declared effective by the SEC (or such longer period-if extended pursuant to the last sentence of Section 3 hereof) and (ii) such time after the Exchange Offer is completed as the Company reasonably believes that there are no Participating Broker-Dealers owning Exchange Securities but not earlier than 90 days (the “Applicable Period”), and (E) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (1) a provision substantially similar to the following:

“If the exchange offeree is a broker-dealer holding Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Securities pursuant to the Exchange Offer”;

and (2) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (1) and by delivering a Prospectus in connection with the resale of Exchange Securities, such broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

The Company may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the proposed distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time (not to exceed 15 Business Days) after receiving such request and shall be under no obligation to compensate any such seller for any lost income, interest or other opportunity forgone, or any liability incurred, as a result of the Company’s decision to exclude such seller.

In the case of (i) a Shelf Registration Statement or (ii) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(r) hereof that are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(B), 3(e)(C), 3(e)(D), 3(e)(E) or 3(e)(F) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Transfer Restricted Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement until such Holder’s or Participating Broker-Dealer’s, as the case may be, receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s or Participating Broker-Dealer’s, as the case may be, possession, other than permanent file copies then in such Holder’s or Participating Broker-Dealer’s, as the case may be, possession, of the Prospectus covering such Transfer Restricted Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Transfer Restricted Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, the Issuers shall use their reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and, in the case of an amendment, have such amendment declared effective as soon as practicable and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders or Participating Broker-Dealers, as the case may be, (A) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (B) the Advice (or such shorter period that will terminate when all of the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise cease to be Transfer Restricted Securities).

4. Indemnification and Contribution. (a) Each Issuer shall jointly and severally indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, their respective affiliates, and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), pursuant to which Transfer Restricted Securities or Exchange Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the prior written consent of the Company; and

(iii) against any and all expenses whatsoever, joint or several, as incurred (including reasonable fees and disbursements of one counsel (in addition to any local counsel) chosen as provided in Section 4(c) below) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers, such Holder, such Participating Broker-Dealer or any underwriter with respect to such Initial Purchasers, Holder, Participating Broker-Dealer or underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, that the foregoing indemnity with respect to losses, liabilities, claims, damages, or expenses resulting from an untrue statement or omission or alleged untrue statement or omission in a preliminary Prospectus shall not inure to the benefit of any Holder (or to the benefit of any underwriter with respect to such Holder or to the benefit of any person controlling such Holder or underwriter) from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased Transfer Restricted Notes if (i) such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus was eliminated or remedied in the final Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto to such Holder or underwriter prior to confirmation for the sale of such Transfer Restricted Notes to such person by such Holder or underwriter) and (ii) a copy of the Final Prospectus (as so amended and supplemented) was not furnished to such person at or prior to the written confirmation of the sale of such Transfer Restricted Notes to such person, unless such failure to deliver was a result of non-compliance by the Company with Section 3(c).

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Initial Purchasers, any underwriter and the other selling Holders and each of their respective directors and each Person, if any, who controls any of the Company, the Initial Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such selling Holder with respect to such Holder expressly for use in such Registration Statement (or any supplement thereto), or any such Prospectus (or any amendment thereto); provided, however, that, in the case of the Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the net amount of proceeds received by such Holder from the sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to all the indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to all the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action, in which case, counsel to such indemnifying party may also be counsel to the indemnified party; provided, however, that, if such indemnified party at any time determines in its reasonable judgment that (i) there exists a conflict of interest between the indemnified party and the indemnifying party or (ii) there are legal defenses available to the indemnified party that would not be available to the indemnifying party, then, counsel to the indemnifying party shall not be (or shall cease to be, as applicable) counsel to the indemnified party. For further clarification, should the indemnifying party participate in the defense of such action under the circumstances set forth in the proviso of the preceding sentence, the indemnifying party shall indemnify the indemnified party against any and all expenses described in subsection (a)(iii) above. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant (including any impleaded parties) in such action, which approval shall not be unreasonably withheld, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, if such indemnified party at any time determines in its reasonable judgment that (i) there exists a conflict of interest between the indemnified party and the indemnifying party or (ii) there are legal defenses available to the indemnified party that would not be available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense. If such indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, then counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party and, for further clarification, the indemnifying party shall indemnify the indemnified party against any and all expenses described in subsection (a)(iii) above. If any indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel incurred by such indemnified party as contemplated under this Section 4, then such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent the indemnifying party, in its good faith judgment, considers such requests to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e) (i) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, each indemnifying party, as applicable, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by such indemnifying party, as incurred; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Issuers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders of Transfer Restricted Securities, the Participating Broker-Dealer or Initial Purchasers, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(ii) The relative fault of any Issuer, on the one hand, and the Holders of Transfer Restricted Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Issuer, or by the Holder of Transfer Restricted Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iii) Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price (without deduction for any underwriter’s commission, discount or other fee) at which the Securities sold by it under the Shelf Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(iv) The Issuers and the Holders of the Transfer Restricted Securities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.

(v) For purposes of this Section 4, each affiliate of any Person, if any, who controls a Holder of Transfer Restricted Securities, the Initial Purchasers or a Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of any Issuer, each affiliate of such Issuer, each executive officer of such Issuer who signed the Registration Statement, and each Person, if any, who controls such Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

5. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Issuers shall be under no obligation to compensate any Holder for lost income, interest or other opportunity foregone, or other liability incurred, as a result of the Company’s decision to exclude such Holder from any underwritten registration if such Holder has not complied with the provisions of this Section 5 in all material respects following 15 Business Days’ written notice of non-compliance and the Company’s decision to exclude such Holder.

6. Miscellaneous.

(a) No Inconsistent Agreements. The rights granted to the Holders hereunder do not, and will not for the term of this Agreement in any way conflict with and are not, and will not during the term of this Agreement be inconsistent with the rights granted to the holders of any Issuer’s other issued and outstanding securities under any other agreements entered into by such Issuer.

(b) Amendments and Waivers. The provisions of this Agreement, including provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Issuers and the Majority Holders; provided, however, that no amendment, modification, or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Transfer Restricted Securities or the Issuers unless consented to in writing by such Holder of Transfer Restricted Securities or the Issuers, as the case may be.

(c) Notices. (i) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (A) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; and (B) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

(ii) All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(iii) Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Company and the Initial Purchasers, including, without limitation, and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(e) Third Party Beneficiary. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) GOVERNING LAW, SUBMISSION TO JURISDICTION AND TIME. THIS AGREEMENT, THE SECURITIES, THE EXCHANGE SECURITIES SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE ISSUERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. THE ISSUERS IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE CHOICE OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION THE ISSUERS ARE OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Securities Held by the Issuers or Any of Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by any Issuer or any of such Issuer’s affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Guarantors. So long as any Transfer Restricted Securities remain outstanding, the Company shall cause each of its subsidiaries that becomes a guarantor of the Securities under the Indenture to execute and deliver a counterpart to this Agreement which subjects all such subsidiaries to the provision of this Agreement as the Guarantors. Each of the Guarantors joins the Company in all of its undertakings hereunder to effect or cause to be effected the Exchange Offer for the Exchange Securities (performance of which undertakings which will be guaranteed by each of the Guarantors with terms identical to such Guarantors’ guaranty of the Securities) and to file any Shelf Registration Statement required hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

LANGUAGE LINE, INC.

By:	/s/ C.J. Bruato, III
Name: C.J. Bruato, III
Title: Vice President & Assistant Secretary

S-1

[Registration Rights Agreement]

Confirmed and accepted as of the date first written above:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED BANC OF AMERICA SECURITIES LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

	By:	/s/ Jack Mann
Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule B hereto.

SCHEDULE A

Guarantors

LANGUAGE LINE, LLC

ENVOK, LLC

ON LINE INTERPRETERS, INC.

LANGUAGE LINE SERVICES, INC.

LANGUAGE LINE DOMINICAN REPUBLIC, LLC

LANGUAGE LINE PANAMA, LLC

LANGUAGE LINE COSTA RICA, LLC

Sch A-1

SCHEDULE B

Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Banc of America Securities LLC

Sch B-1